Exhibit 10.1

EXECUTIVE EMPLOYMENT AGREEMENT
This EMPLOYMENT AGREEMENT (this “Agreement”) is entered into as of January 17, 2014, (the “Effective Date”), by and between HOWARD B. DORAN, JR. (“Executive”) and LIPOSCIENCE, INC. (the “Company”). This Agreement supersedes and replaces in its entirety all prior offer letters, employment agreements and severance benefits rights agreements between the Company and Executive, if any. Contemporaneously with this Agreement, Executive has entered into a Confidentiality, Inventions and Non-Competition Agreement, attached hereto as Attachment 1 (the “Proprietary Agreement”). Together, this Agreement and the Proprietary Agreement constitute Executive’s initial employment agreements with Company.
1.EMPLOYMENT BY THE COMPANY.
(a)    At-Will Employment. Executive shall be employed by the Company on an “at will” basis, meaning either the Company or Executive may terminate Executive’s employment at any time, with or without cause or advanced notice. Any contrary representations that may have been made to Executive are superseded by this Agreement. This Agreement constitutes the full and complete agreement between Executive and the Company on the “at will” nature of Executive’s employment with the Company, which may be changed only in an express written agreement signed by Executive and a non-employee member of the Company’s Board of Directors (the “Board”).
(b)    Position & Duties. Executive shall serve as the President and Chief Executive Officer of the Company. In this position, Executive shall report to the Company’s Board of Directors and shall perform duties consistent with his position, as assigned by the Company and as adjusted from time to time. The Company expects Executive to perform his duties principally out of the Company’s corporate headquarters, currently in Raleigh, North Carolina, with travel as reasonably necessary to perform his duties. During his employment with the Company, Executive will devote his best efforts and substantially all of his business time and attention to the business of the Company. Executive’s employment with the Company shall commence on February 3, 2014 (the “Employment Date”), and shall continue until terminated.
(c)    Company Policies. Executive shall be subject to the Company’s corporate, personnel and compliance policies and procedures, including but not limited to expense reimbursement policies, as such policies and procedures may be interpreted, adopted, revised, or terminated from time to time in the Company’s sole discretion. Executive agrees to abide by all applicable policies of the Company, as in effect from time to time.

(d)    No Conflicts. Executive represents that Executive’s performance of all the terms of this Agreement and his service as an employee of the Company do not and will not breach any agreement or obligation of any kind, including agreements or obligations Executive may have with prior employers or entities for which Executive has provided services. Executive has not entered into, and Executive agrees that Executive will not enter into, any agreement or obligation, either written or oral, in conflict with this Agreement.
2.    COMPENSATION.
(a)    Salary. Executive’s initial annual base salary shall be $440,000.00 (as adjusted from time to time, “Base Salary”). The Base Salary is subject to applicable withholdings and deductions, and is payable on the Company’s standard payroll cycle. The Base Salary is subject to review and adjustment from time to time, as determined by the Board or a duly authorized committee of the Board.
(b)     Bonus. Executive will be eligible to earn an annual cash bonus under the Company’s annual Performance Bonus Plan for Strategic Leadership Team members, or such other plan which the Board defines as applicable to the Company’s Chief Executive Officer (the “Bonus Plan”), with the target amount of such bonus equal to 60% of Executive’s Base Salary. The Board or the Compensation Committee of the Board (the “Committee”) may amend the Bonus Plan from time to time. To be eligible to earn any bonus under the Bonus Plan, Executive must remain an employee in good standing through the end of the applicable performance period. Whether or not Executive earns any bonus and the amount of any earned bonus will be determined by the Board or the Committee, in its sole discretion. Any earned bonus is subject to applicable withholdings and deductions, and is payable no later than March 15th of the year following the year for which it is no longer subject to a substantial risk of forfeiture.
(c)    Executive Benefits. Executive will be eligible to participate on the same basis as similarly situated employees in the Company’s employee benefit plans in effect from time to time during Executive’s employment. All matters of eligibility for coverage or benefits under any benefit plan will be determined in accordance with the provisions of those plans. The Company reserves the right to change, alter, or terminate any benefit plan in its sole discretion.

(d)    Relocation to Raleigh, NC; Relocation/Temporary Housing Expense Reimbursement. Executive agrees to make Raleigh, NC his place of primary residence, with a target date of on or before September 15, 2014, and in any event no later than December 31, 2014. Company will provide Executive with reimbursement for expenses directly related to Executive’s relocation costs (including but not limited to temporary housing, closing costs and moving expenses, all subject to Executive’s provision of actual receipts, the terms and conditions of the Company’s Travel and Expense Policy, and approval of the Company’s SVP of Human Resources), in an amount not to exceed $175,000.00, net of applicable taxes. In order to qualify for relocation expense reimbursement under this paragraph and with the exception of costs associated with the sale of his home, Executive must meet the requirements hereof and otherwise incur qualifying expenses on or before March 31, 2015.
(e)    Equity Grants. Subject to the approval of the Committee and/or the Board, and to the terms of separate award agreements awarding stock options and restricted stock units (collectively, the “Award Agreements”) to which Executive must agree in writing, and the Company’s 2012 Equity Incentive Plan, as it may be amended by the Board and/or the Committee (the “Plan”), Executive shall receive two equity grants at a combined value of $880,000.00, such grants to be effective as of the date Executive begins his employment with the Company (the “Initial Equity Grants”). The Initial Equity Grants shall be comprised as follows: 75% incentive stock options/25% restricted stock units. Beginning in 2015, Executive shall be eligible to receive annual equity grants (subject to the terms and conditions of the Award Agreements and the Plan), at a target value of 100% of Executive’s Base Salary, to be comprised of 75% incentive stock options/25% restricted stock units.
3.    TERMINATION OF EMPLOYMENT.
(a)    Accrued Wages. On any termination of Executive’s employment, the Company will pay to Executive (or Executive’s legal representatives) any accrued but unpaid wages due to Executive.
(b)    Coordination Following Termination. In connection with the termination of Executive’s employment for any reason, Executive will fully cooperate with the Company’s reasonable requests relating to the winding up of Executive’s work including, without limitation, any litigation in which the Company is involved, the signing of routine documents, and the issuance of any announcements concerning the termination. In the event Executive is a Director on Company’s Board of Directors, Executive agrees to resign from the Board upon any termination of his employment with Company.

(c)    Executive Severance Benefit Plan. Executive is eligible to participate in the LipoScience, Inc. Executive Severance Benefit Plan (the “Severance Plan”), subject to the terms and conditions of such plan.
4.    GENERAL PROVISIONS.
(a)    Recovery. Any amounts paid to Executive by the Company, whether or not under this Agreement or the SLT Plan, will be subject to recoupment in accordance with The Sarbanes-Oxley Act of 2002, the Dodd–Frank Wall Street Reform and Consumer Protection Act and any implementing regulations under these acts, any clawback policy adopted by the Company, or as otherwise required by applicable law. In addition, in consideration of Executive’s continued employment with the Company and in recognition of Executive’s position of trust and authority with the Company, Executive agrees to promptly consent to any clawback policy adopted by the Company.
(b)    Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law. If any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction. Rather, this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provisions had never been contained in this Agreement.
(c)    Waiver. If either party should waive any breach of any provisions of this Agreement, Executive or the Company will not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.
(d)    Complete Agreement. This Agreement, together with the Proprietary Agreement, which is incorporated by reference into this Agreement, constitutes the entire agreement between Executive and the Company with regard to the subject matter of this Agreement. This Agreement is the complete, final, and exclusive embodiment of their agreement with regard to this subject matter and supersedes any prior oral discussions or written communications and agreements. This Agreement is entered into without reliance on any promise or representation other than those expressly contained in this Agreement, and it cannot be modified or amended except in writing signed by Executive and an authorized officer of the Board. The Proprietary Agreement governs other aspects of the relationship between the parties, and has or may have provisions that survive termination of Executive’s employment under this Agreement, may be amended or superseded by the parties without regard to this Agreement and is enforceable according to its terms without regard to the enforcement provision of this Agreement.

(e)    Counterparts. This Agreement may be executed in separate counterparts, any one of which need not contain signatures of more than one party, but all of which taken together will constitute one and the same Agreement.
(f)    Headings. The headings of the sections hereof are inserted for convenience only and will not be deemed to constitute a part hereof nor to affect the meaning thereof.
(g)    Successors and Assigns. The Company will assign this Agreement and its rights and obligations hereunder in whole, but not in part, to any company or other entity with or into which the Company may hereafter merge or consolidate or to which the Company may transfer all or substantially all of its assets, if in any such case said company or other entity will by operation of law or expressly in writing assume all obligations of the Company hereunder as fully as if it had been originally made a party hereto, but may not otherwise assign this Agreement or its rights and obligations hereunder. Executive may not assign or transfer this Agreement or any rights or obligations hereunder, other than to Executive’s estate upon Executive’s death.
(h)    Choice of Law. This Agreement is to be governed by and construed in accordance with the laws of the North Carolina applicable to contracts made and to be performed wholly within such jurisdiction, and without regard to the conflicts of laws principles thereof. Any suit brought hereon will be brought in the state courts sitting in Wake County, North Carolina and the federal court sitting in Raleigh, North Carolina, and the parties hereby waiving any claim or defense that such forum is not convenient or proper. Each party agrees that any such court will have in personam jurisdiction over it and consents to service of process in any manner authorized by North Carolina law.
IN WITNESS WHEREOF, the parties have executed this Employment Agreement effective as of the day and year first written above.

EXECUTIVE:
/S/ HOWARD B. DORAN
(Signature)

LIPOSCIENCE, INC:
/S/ KATHRYN F. TWIDDY
(Signature)
By:	Kathryn F. Twiddy
Title:	Vice President, General Counsel and Corporate Secretary

Attachment A

CONFIDENTIALITY, INVENTIONS AND NON-COMPETITION AGREEMENT

THIS CONFIDENTIALITY, INVENTIONS AND NON-COMPETITION AGREEMENT (this “Agreement”) is effective as of January 17, 2014 by and between LipoScience, Inc., a Delaware corporation, and its affiliates, subsidiaries, successors and assigns (collectively the “Company”), and the undersigned, an individual serving as:

Initials
x	an employee of Company; or	HBD Jr.

an independent contractor engaged by Company

STATEMENT OF PURPOSE

Company’s business includes the use and development of certain Proprietary Information (as defined below). Company’s business success and competitive position in the industry are dependent on keeping Proprietary Information confidential. The undersigned is being engaged by Company and may use Proprietary Information in the performance of the undersigned’s duties. As a condition to Company’s engagement of the undersigned and making Proprietary Information available to the undersigned, the undersigned has agreed to execute this Agreement and to keep all such Proprietary Information confidential.

IN CONSIDERATION of the disclosure by Company to the undersigned of any Proprietary Information, and for other good and valuable consideration, including without limitation the engagement of the undersigned by the Company, the undersigned agrees to the following:

1.    “Proprietary Information” Defined. For purposes of this Agreement, “Proprietary Information” is information (whether in written or other form or whether or not patentable or protectable by copyright) that has been created, discovered, developed or has otherwise become known to Company, and that has a commercial value in the business of Company. Proprietary Information includes, but is not limited to, all inventions, processes, ideas, data, computer programs, developments, designs, marketing plans, customer lists, budgets, projections, cost analyses, acquisition candidates and other information owned by Company that is not public information.

2.    Nondisclosure of Proprietary Information.

2.1    The undersigned recognizes that Proprietary Information is the sole property of Company. During and after the undersigned’s engagement by Company, the undersigned shall keep in the strictest of confidence and trust all Proprietary Information and shall not disclose or use any Proprietary Information except as required by law or permitted in writing by Company.

2.2    The undersigned shall not use or disclose to Company, or assist in the disclosure to Company of, confidential information belonging to any third parties, including any prior employer(s).

3.    Return of Documents. Upon the termination of the undersigned’s engagement by Company for any reason, the termination of the undersigned’s access to Proprietary Information or upon the earlier request of Company, the undersigned shall return to Company all materials belonging to Company, whether kept at the undersigned’s business office, personal residence or otherwise, including all materials containing or relating to any Proprietary Information in any written or tangible form that the undersigned may have in his or her possession or control. After returning the materials described in the preceding sentence to Company, the undersigned shall not retain any copies of any such materials.

4.    Ownership of Work Product.

4.1    All inventions, discoveries, computer programs, developments, designs, improvements, formulae, processes, techniques, programs, know-how, data or other information of possible technical or commercial importance relating to Company’s business or Company’s anticipated business or based on, derived from or relating to any Proprietary Information (collectively, “Work Product”) shall be the sole property of Company. All Work Product made or conceived by the undersigned, solely or jointly, during the undersigned’s engagement by Company, including any previous Work Product made or conceived by the undersigned since the commencement of the undersigned’s employment by the Company, shall be deemed “works made for hire,” as that term is defined in Section 101 of the U.S. Copyright Act of 1976, as amended.

4.2    If, for any reason, any Work Product does not qualify as work made for hire, the undersigned shall assign and does hereby assign to Company all such Work Product. The undersigned shall assist Company, at Company’s expense, in every necessary way to obtain or enforce any patents, copyrights or other proprietary rights relating to the Work Product and to execute all documents necessary to give to Company full legal ownership to such Work Product, and the undersigned shall continue such assistance after the termination of his or her engagement by Company.

4.3    During the undersigned’s engagement by Company, the undersigned shall report promptly to Company all Work Product made or conceived by the undersigned, solely or jointly.

4.4    The undersigned hereby designates and appoints Company and its duly authorized officers and agents as its agents and attorneys-in-fact to execute and file any certificates, applications or documents and to do all of their lawful acts necessary to protect Company’s rights in the Work Product. The undersigned expressly acknowledges that the foregoing power of attorney is coupled with an interest and is therefore irrevocable and shall survive his or her death or incompetency and the termination of his or her engagement by Company.

4.5    The undersigned hereby represents and warrants that the undersigned has fully disclosed to Company on Schedule A attached hereto any idea, invention, discovery or process relating to the Company’s business which, prior to his or her engagement with Company, the undersigned conceived of or developed wholly or in part, and is to be excluded from the scope of this Agreement.

4.6    Notwithstanding anything in this Agreement to the contrary, the obligation of the undersigned to assign or offer to assign his or her rights in an invention to Company shall not extend or apply to an invention that the undersigned developed entirely on his or her own time without using Company equipment, supplies, facility or trade secret information unless such invention (a) relates to Company’s business or actual or demonstrably anticipated research or development, or (b) results from any work performed by the undersigned for Company. The undersigned shall bear the burden of proof in establishing that his or her invention qualifies for exclusion under this Section 4.6.

5.    Covenant Not To Compete.

5.1    It is recognized and understood by the parties hereto that the undersigned, through his or her association with Company, has and shall acquire a considerable amount of knowledge and goodwill with respect to the business of Company, which knowledge and goodwill are extremely valuable to Company and which would be extremely detrimental to Company if used by the undersigned to compete with Company. It is, therefore, understood and agreed by the parties hereto that, because of the nature of the business of Company, it is necessary to afford fair protection to Company from such unfair competition by the undersigned.

5.2    Consequently, as material inducement to engage the undersigned, the undersigned covenants and agrees that at any time while engaged by Company and for a period of one (1) year following his or her termination, he or she will not, directly or indirectly, with or through any family member or former director, officer or employee of Company, or acting alone or as a director, employee, agent, consultant, member of a partnership, firm, corporation or other entity or as a holder of or investor in as much as 5% of any security of any class of any corporation or other business entity:

(a) engage anywhere in the Noncompetition Area (as defined below) in any business related to the business then being actively pursued or reasonably anticipated to be pursued by Company at the time of such termination, including, without limitation, the following businesses: Atherotech, Inc; Berkeley HeartLab, Inc.; Bio-Reference Laboratories, Inc.; Blue Wave Healthcare Consultants, Inc.; Carilion-Spectrum; Health Diagnostic Laboratory, Inc.; Laboratory Corporation of America Holdings; Boston Heart Diagnostics, or Quest Diagnostics Incorporated; provided, however, that the foregoing shall not be deemed to prevent the undersigned from working for a company or other entity (the “Competitive Entity”) whose business includes the sale, licensing or performance of testing or analysis services or products competitive or similar to those products or services then provided by Company (“Competitive

Tests”) provided that such Competitive Tests constitute less than 5% of such Competitive Entity’s business and the undersigned is not involved in nor does work for any division or department responsible for developing, designing, marketing or selling such Competitive Tests; or

(b) interfere with, or seek to interfere with, the relationship between Company and any affiliate of Company with the following: (a) any of the employees of such entities; (b) any of the customers of such entities then existing or existing at any time within two (2) years prior to termination of the undersigned’s engagement by Company; or (c) any of the suppliers of such entities then existing or existing at any time within two (2) years prior to termination of the undersigned’s engagement by Company; or

(c) solicit to hire or hire any person who was an employee of Company or an affiliate of Company within the prior six (6) months.

5.3    For the purpose of this Agreement, the “Noncompetition Area” shall be (i) the entire world; (ii) the United States of America; (iii) each state in which Company does business or did business at any time within two (2) years prior to the termination of the undersigned’s engagement by Company; (iv) the States of Maryland, Virginia, North Carolina, South Carolina and Georgia; and (v) the State of North Carolina. If a court of competent jurisdiction determines that the Noncompetition Area described above in subparagraph (i) is too restrictive, then the parties agree that the Noncompetition Area shall be the area specified in subparagraph (ii). If a court of competent jurisdiction determines that the Noncompetition Area as set forth in subparagraphs (i) and (ii) above are too restrictive, then the parties agree the Noncompetition Area shall be reduced to the area specified in each of the following subsections and in the following order until the court determines an acceptable geographic area: subparagraphs (iii), (iv), or (v). If the court determines that all of the areas mentioned above are too restrictive, then the parties agree that the court may reduce or limit the area to enable the intent of this Section to be enforced in the largest acceptable area.

5.4    The parties hereto agree that in the event that the length of time set forth in Section 5.2 is deemed too restrictive in any court proceeding, that the court may reduce such restrictions to those which it deems reasonable under the circumstances.

5.5    The undersigned agrees and acknowledges that Company does not have an adequate remedy at law for the breach or threatened breach by him or her of this Section 5 and agrees that Company may, in addition to the other remedies which may be available to it under this Agreement, file suit in equity to enjoin the undersigned from such breach or threatened breach.

6.    Independent Contractor Status.

6.1    If the undersigned has so indicated by initialing “independent contractor” above, the undersigned acknowledges and agrees that the undersigned shall be treated as an independent contractor of Company, and not as an employee, agent or authorized representative of Company. Although the undersigned will receive generalized instruction from Company as to the performance of services, Company shall not control or supervise the specific methods to be used or the sequence of tasks to be performed in connection with the undersigned’s duties. The acts of the undersigned shall not constitute the acts of Company, and the undersigned shall not represent to any third party that the undersigned has any express or implied authority to bind Company to any contract, agreement or obligation.

6.2    If the undersigned has so indicated by initialing “independent contractor” above, the undersigned further acknowledges that the undersigned will be treated by Company as an independent contractor for federal and state income tax, social security tax and state unemployment tax purposes. Accordingly, Company shall not withhold from any consideration paid to the undersigned any amounts for federal or state income taxes or social security (FICA) for the undersigned. The undersigned shall indemnify and hold harmless Company from and against any damage, claim, assessment, interest, charge, cost or expense (including attorneys’ fees) or penalty incurred by or charged to Company as a result of any claim, cause of action or assessment by any federal or state government or agency for any nonpayment or underpayment by the undersigned of any tax.

7.    Miscellaneous.

7.1    The parties acknowledge that this Agreement does not constitute and shall not be deemed an agreement of employment for any specific duration, even if the undersigned individual is an employee of Company.

7.2    Failure to insist upon strict compliance with any provision of this Agreement shall not be deemed a waiver of such provision or of any other provision in the Agreement.

7.3    This Agreement shall be subject to and governed by the laws of the Sate of North Carolina, without regard to the conflicts-of-law rules of such State.

7.4    This Agreement contains the entire understanding between the parties with respect to the subject matter hereof and supersedes all prior or contemporary agreements or understandings, whether written or oral, with respect thereto. This Agreement may not be modified or amended except by an agreement in writing signed by both parties.

7.5    Nothing in this Agreement or the obligations or relationship contemplated hereby shall be deemed to create a relationship of partners, joint ventures, associates or principal-and-agent between Company and the undersigned.
7.6    Arbitration and Equitable Relief.

a.    Arbitration. Except as provided in Section 7.6(b) below, the undersigned agrees that any dispute or controversy arising out of, relating to, or concerning any interpretation, construction, performance or breach of this Agreement, shall be settled by arbitration to be held in accordance with (a) the Employment Dispute Resolution Rules then in effect (if the undersigned is an employee of Company) or (b) the Commercial Rules then in effect (if the undersigned is an independent contractor) of the American Arbitration Association. The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator’s decision in any court having jurisdiction. Company and the undersigned shall each pay their own respective attorneys’ fees and one-half of the costs and expenses of such arbitration (provided, however, that if the arbitrator finds that the arbitration action was brought or defended other than in good faith and with a reasonable basis in fact, the non-prevailing party shall pay all such costs and expenses of arbitration and the other party’s attorneys’ fees and expenses).

This arbitration clause constitutes a waiver of the undersigned’s right to a jury trial and relates to the resolution of all disputes relating to all aspects of the employer/employee or independent contractor relationship (except as provided in Section 7.6(b) below), including, but not limited to, the following claims.

(i)    Any and all claims for wrongful discharge of employment; breach of contract, both express and implied; breach of the covenant of good faith and fair dealing, both express and implied; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; and defamation;

(ii)    Any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act, and Labor Code Section 201, et seq.;

(iii)    Any and all claims arising out of any other laws and regulations relating to employment or employment discrimination.

b.    Equitable Remedies. The undersigned agrees that it would be impossible or inadequate to measure and calculate Company’s damages from any breach of the Agreement. Accordingly, the undersigned agrees that if the undersigned breaches any of such sections, Company will have available, in addition to any other right or remedy available, the right to obtain an injunction from a court of competent jurisdiction restraining such breach or threatened breach and to obtain specific performance of any such provision of this Agreement. The undersigned further agrees that no bond or other security shall be required in obtaining such equitable relief and the undersigned hereby consents to the issuance of such injunction and to the ordering of specific performance.

c.    Consideration. The undersigned understands that each party’s promise to resolve claims by arbitration in accordance with the provisions of this Agreement, rather than through the courts, is consideration for the other party’s like promise. The undersigned further understands that the undersigned is offered employment/engagement in consideration of the undersigned’s promise to arbitrate claims.

IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the date set forth above.

COMPANY:

By:	/S/ KATHRYN F. TWIDDY		/S/ HOWARD B. DORAN
Signature of Employee or Independent Contractor
Name:	Kathryn F. Twiddy
Title:	Vice President, General Counsel and Corporate Secretary		HOWARD B. DORAN, JR.

Date:	January 17, 2014	Date:	January 17, 2014

SCHEDULE A TO CONFIDENTILAITY, INVENTIONS AND
NON-COMPETITION AGREEMENT

The following items are inventions, ideas, computer software programs or other equipment or technology not covered by Section 4 of this Agreement, which the undersigned conceived of or developed, wholly or in part, prior to his or her engagement with Company and shall be excluded from the scope of this Agreement.

If the undersigned has no such items to disclose, write “NONE” on this line:

NONE.

Description of Items: (if applicable)

Title on Document	Date on Document	Name of Witness on Document

_____________________	______________________	_______________________
_____________________	______________________	_______________________
_____________________	______________________	_______________________
_____________________	______________________	_______________________
_____________________	______________________	_______________________

COMPANY:

By:	/S/ KATHRYN F. TWIDDY	(SEAL)	/S/ HOWARD B. DORAN	(SEAL)
HOWARD B. DORAN, JR.
Its:	Vice President, General Counsel and Corporate Secretary
January 17, 2014
Date